UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C.  20549

FORM 8-K

CURRENT REPORT
 Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 18, 2010

ATLANTIC COAST FEDERAL CORPORATION
(Exact name of Registrant as specified in its charter)

Federal	000-50962	59-3764686
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)
505 Haines Avenue, Waycross, Georgia 31501
(Address of principal executive offices)

(800) 342-2824
Registrant’s telephone number, including area code

Not Applicable
(Former Name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

⃞ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

⊠ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

⃞ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

⃞ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 8.01.  OTHER EVENTS.

On June 22, 2010, Atlantic Coast Federal Corporation announced that Atlantic Coast Financial Corporation, a Maryland corporation (the “Company”) and the proposed new holding company of Atlantic Coast Bank (the “Bank”), filed a registration statement on June 18, 2010, with the Securities and Exchange Commission in connection with the previously announced mutual-to-stock conversion of Atlantic Coast Federal, MHC.  A copy of the Plan of Conversion and Reorganization of Atlantic Coast Federal, MHC is filed as Exhibit 2.0 hereto and is incorporated herein by reference. A copy of the press release is filed as Exhibit 99.1 hereto and is incorporated herein by reference.

In connection with the conversion, the Company expects to offer for sale between 2,040,000 and 2,760,000 shares of common stock (subject to a 15% increase to 3,174,000 shares) at a purchase price of $10.00 per share in the conversion offering. In addition, at the conclusion of the conversion, the existing shares of common stock held by the public stockholders of Atlantic Coast Federal Corporation will be exchanged for new shares of common stock of the Company at an exchange ratio estimated to be between 0.2337 and 0.3162 (subject to a 15% increase to 0.3636).  The shares of the Company will be offered and sold to the following persons in the following order of priority in the conversion offering: (1) depositors of the Bank as of March 31, 2009; (2) the Bank's employee stock ownership plan and 401(k) Plan; (3) depositors as of the end of the calendar quarter preceding the commencement of the offering; and (4) depositors of the Bank entitled to vote on the conversion proposal.  Shares of common stock not purchased in the subscription offering may be offered for sale to the general public in a “community offering,” with a preference given first to natural persons residing in the Georgia counties of Chatham, Coffee and Ware and the Florida counties of Clay, Duval, Flagler, Nassau and St. John’s, and then to public stockholders of Atlantic Coast Federal Corporation. The Company also may offer shares not subscribed for in the subscription or community offerings in a syndicated community offering through a syndicate of selected dealers.

In conjunction with the conversion offering, the Company intends to conduct a supplemental offering whereby the Company will offer no more than 1,650,000 shares of its common stock, at a purchase price of $10.00 per share, to selected investors. The Company anticipates the supplemental offering will close immediately following completion of the conversion offering.  The Company is conducting the supplemental offering in order to raise more capital than it could raise in the conversion offering alone thereby enhancing the Company’s ability to complete the conversion offering and execute its business plan.

The Company must reach the minimum of the valuation range in order to complete the supplemental offering. The completion of the supplemental offering is contingent on the completion of the conversion offering. The completion of the conversion offering is not contingent on the completion of the supplemental offering, however if the supplemental offering is not completed, the Company may resolicit subscribers in the conversion offering. Purchasers in the supplemental offering may also purchase shares in the conversion offering, which will count towards reaching the minimum of the conversion offering range.

The expected number of shares to be sold in the conversion offering and issued to public stockholders as exchange shares is based on an independent appraisal of the market value of the Company. The conversion offering and exchange ratio ranges may change as a result of regulatory review or due to updates to the independent appraisal, reflecting, among other things, changes in market conditions before or during the conversion offering.  The Company’s independent appraisal also assumes the completion of the supplemental offering in arriving at the Company’s estimated pro forma market valuation, which ranges from $47.9 million at the minimum of the valuation range to $65.3 million at the adjusted maximum of the valuation range. After the completion of the conversion and offering, the Company will own all of the outstanding common stock of the Bank and Atlantic Coast Federal, MHC and Atlantic Coast Federal Corporation will cease to exist. The common stock of the Company is expected to trade on the NASDAQ Global Market.  The conversion is subject to the approval of the Office of Thrift Supervision and the affirmative vote of members of Atlantic Coast Federal, MHC (depositors of the Bank) and stockholders of Atlantic Coast Federal Corporation.

ITEM 9.01.  FINANCIAL STATEMENTS AND EXHIBITS.

(d)	Exhibits.
2.0	Plan of Conversion and Reorganization of Atlantic Coast Federal, MHC

(Incorporated by reference to Exhibit 2 to the Registration Statement on Form S-1, filed by Atlantic Coast Financial Corporation with the Securities and Exchange Commission on June 18, 2010 (File No. 333-167632).

99.1	Press release dated June 22, 2010

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ATLANTIC COAST FEDERAL CORPORATION

Date:	June 22, 2010	By:	/s/	Robert J. Larison, Jr.
Robert J. Larison, Jr.
President and Chief Executive Officer
(Duly Authorized Representative)

EXHIBIT INDEX

Exhibit
Number	Description of Exhibit(s)

2.0

Plan of Conversion and Reorganization of Atlantic Coast Federal, MHC

(Incorporated by reference to Exhibit 2 to the Registration Statement on Form S-1, filed by Atlantic Coast Financial Corporation with the Securities and Exchange Commission on June 18, 2010 (File No. 333-167632).

99.1	Press release dated June 22, 2010